Exhibit 21

LIST OF OFFICE DEPOT INC.’S SIGNIFICANT SUBSIDIARIES

Domestic/US Subsidiaries:

Name	Jurisdiction of Incorporation
The Office Club, Inc.	California
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
OD International, Inc.	Delaware
Japan Office Supplies, LLC	Delaware
ODV France LLC	Delaware
OD France, LLC	Delaware
4Sure.com, Inc.	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
2300 South Congress LLC	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Medical Solutions LLC	Delaware
OD Brazil Holdings, LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
eDepot, LLC	Delaware
Mapleby Holdings Merger Corporation	Delaware
Wahkiakum Gas Corporation	Delaware
Reliable Express Corporation	Delaware
Picabo Holdings, Inc.	Delaware
OMX Timber Finance Holdings II, LLC	Delaware
OMX Timber Finance Holdings I, LLC	Delaware
OfficeMax Incorporated	Delaware
Office Depot Pension Finance LLC	Delaware
OfficeMax Southern Company	Louisiana
OfficeMax Nevada Company	Nevada
OMX, Inc.	Nevada
OfficeMax North America, Inc.	Ohio
North American Card and Coupon Services, LLC	Virginia

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Foreign Subsidiaries of the Company:

Name	Jurisdiction of Incorporation
OfficeMax Australia Limited	Australia
Clearfield Insurance Limited	Bermuda
Office Depot Overseas Holding Limited	Bermuda
Office Depot Brasil Participacoes Limitada	Brazil
Grand & Toy Limited	Canada (Ontario)
AsiaEC.com Limited	Cayman
Office Depot Network Technology Ltd.	China
Office Depot Merchandising (Shenzhen) Co. Ltd.	China
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd (f.k.a. Office Supply Solutions (Hong Kong) Ltd.)	Hong Kong
Office Depot Korea Co., Ltd.	Korea (South)
OM Luxembourg Holdings S.à r.l.	Luxembourg
OfficeMax New Zealand Limited	New Zealand
Office Depot Puerto Rico, LLC	Puerto Rico
Guilbert UK Pension Trustees Ltd	United Kingdom
Office Depot UK Pension Sponsor Limited	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include Office Depot, Inc.

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